United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2011
(Date of Report)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release issued by Ultralife Corporation (the “Company”) on March 10, 2011 relating to the exit activities described below in Item 2.05 of this Report, which will be included in the Company’s financial results for the first three quarters of 2011 and for the full year ended December 31, 2011.  The press release also updates the Company’s guidance for 2011 operations. As a result of exiting the Energy Services business and reclassifying it as a discontinued operation when complete, management now expects to report revenue of approximately $168 million from continuing operations.  Excluding SATCOM system shipments in both periods, revenue is expected to grow by 18% over 2010.  Operating income is expected to be no less than $10.5 million, excluding the Energy Services closing costs of approximately $3.2 million relating to the exit activities described below in Item 2.05, representing an operating margin of 6.3%.  This compares favorably to the 2010 operating margin of 4.4% adjusting for the $13.8 million non-cash impairment charge.

The press release is being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder.  The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On March 8, 2011, senior management of the Company, as authorized by the Company’s Board of Directors, decided to exit the Company’s Energy Services business.   As a result of management’s ongoing review of the Company’s business segments and products, and taking into account the growth and profitability potential of the Energy Services segment as well as its sizeable operating losses over the last several years, we determined it was appropriate to refocus the Company’s operations on profitable growth opportunities presented in our other segments, Battery & Energy Products and Communication Systems.  In the fourth quarter of 2010, we recorded a non-cash impairment charge of $13.8 million to write-off the goodwill and intangible assets and certain fixed assets associated with the standby power portion of our Energy Services business.  We anticipate that the actions taken to exit our Energy Services business will result in the elimination of approximately 40 jobs and the closing of five facilities, primarily in California, Florida and Texas, over several months.  We expect to complete all exit activities with respect to our Energy Services segment by the end of the third quarter.  Upon completion, we will reclassify our Energy Services segment as a discontinued operation.

In connection with the exit activities described above, the Company expects that it will record total restructuring charges of approximately $3.2 million, the majority of which are related to employee-related costs, including termination benefits, lease termination costs and inventory and fixed asset write-downs, of which approximately $1.2 million will be recorded in the first quarter of 2011.  The cash component of the aggregate charge is expected to be approximately $2.2 million.

Forward-Looking Statements

This report on Form 8-K may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties.  The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, and disruptions related to restructuring actions and delays. The Company cautions investors not to place undue reliance on forward-looking statements, which reflect our analysis only as of the date of this filing.  We undertake no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances.  Further information on these factors and other factors that could affect the Company’s financial results is included in our filings with the United States Securities & Exchange Commission, including our latest Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being furnished as part of this Report.

Exhibit
Number	Description

99.1	Press Release of Ultralife Corporation dated March 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 10, 2011		ULTRALIFE CORPORATION

		By:	/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Ultralife Corporation dated March 10, 2011